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                                                                   Exhibit 10.23

                                PLEDGE AGREEMENT
                 for shares of CHD, Inc., a Delaware corporation
        Borrowing Group: Chart Industries, Inc., a Delaware corporation,
    ALTEC International Limited Partnership, a Delaware limited partnership,
                      ALTEC, Inc., a Wisconsin corporation,
              Chart Management Company, Inc., an Ohio corporation,
    Chart Industries Foreign Sales Corporation, a Virgin Islands corporation,
              Greenville Tube Corporation, an Arkansas corporation,
         and Process Systems International, a Massachusetts corporation
                  Debtors: ALTEC, Inc., a Wisconsin corporation
                                       and
               Chart Management Company, Inc., an Ohio corporation

         This Agreement is executed and delivered at Cleveland, Ohio on July 29, 1997 by ALTEC, Inc., a Wisconsin corporation, and Chart Management Company, Inc., an Ohio corporation (jointly, the "Debtors") to National City Bank, whose address is 1900 East Ninth Street, Cleveland, Ohio 44114-3484, in its capacity as agent (in that capacity, the "Agent") for the Banks (as hereinafter defined) pursuant to the Credit Agreement (as hereinafter defined):

                                  INTRODUCTION:

         WHEREAS, A. Chart Industries, Inc., a Delaware corporation, ALTEC International Limited Partnership, a Delaware limited partnership, ALTEC, Inc., a Wisconsin corporation, Chart Management Company, Inc., an Ohio corporation, Chart Industries Foreign Sales Corporation, a Virgin Islands corporation, Greenville Tube Corporation, an Arkansas corporation, and Process Systems International, a Massachusetts corporation (collectively, "Borrowing Group"), National City Bank, NBD Bank, N.A. (those two financial institutions, and each other financial institution from time to time party to the Credit Agreement, each a "Bank") and the Agent are parties to a Credit Agreement (the "Credit Agreement") made as of even date herewith by and among Borrowing Group, the Banks and the Agent;

                   B. The Credit Agreement sets forth, among other things:

                      (i) the terms and conditions of each Bank's several agreement to make loans (each a "Subject Loan") to Borrowing Group until May 31, 2000, pursuant to the Credit Agreement (the "Conversion Date");




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                   (ii) the terms and conditions of the agreement of the Agent and the Banks that, so long as the subject commitments remain in effect (but in no event later than the thirtieth day immediately preceding the Conversion
Date), the Agent will, in the name of National City Bank as agent for the Banks, issue letters of credit (each a "Subject LC") for the account of Borrowing Group;

                   (iii) each Bank's several agreement to participate in each Subject LC; and

                   (iv) Borrowing Group's obligations in respect of the credit extended to or for the account of Borrowing Group pursuant to the Credit Agreement;

                   C. Borrowing Group has advised the Banks and the Agent that CHD, Inc. (the "Issuer"), a Delaware corporation, is exempt from Delaware corporation income tax by operation of Title 30 Delaware Code section 1902(b)(8), and that CHD's execution and delivery of a guaranty of payment may result in CHD's disqualification as an exempt corporation for purposes of that section;

                   D. Debtors own one hundred percent (100%) of the issued and outstanding shares of common stock of the Issuer.

                   E. In consideration of the Subject Loans and the Subject LC's, Debtors have agreed to execute and deliver this Agreement to the Agent;

         THEREFORE, in consideration of the premises, and for other valuable considerations, Debtors hereby agree with the Agent as follows:

         1. CROSS REFERENCE. In addition to the terms defined above, certain terms used in this Agreement are defined in section 10.

         2. GRANT OF SECURITY INTEREST. Debtors hereby grant to the Agent, for the ratable benefit of the Agent and Banks, a security interest (the "Subject Security Interest") in ____________ (_______) shares (collectively, the "Pledged Shares") of common stock issued by the Issuer, together with each addition, if any, and each substitution, if any, thereto or therefor, as security for all of the Subject Debt.

         3. REPRESENTATIONS AND WARRANTIES. Debtors hereby represent and warrant to the Agent as follows:


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                  3.1 AUTHORIZATION, ISSUANCE AND OWNERSHIP. The Pledged Shares
         are duly and validly authorized and issued, are fully paid and non-assessable, and are owned beneficially and of record by Debtors free from any security interest, lien, equity or other interest of any kind other than the Subject Security Interest.

                  3.2 CERTIFICATION AND REGISTRATION. The Pledged Shares are "certificated securities" and are in "registered form" as those terms are defined, respectively, in section 1308.01 of the Ohio Revised Code.

                  3.3 OWNERSHIP PERCENTAGE. At the date of this Agreement the Pledged Shares constitute one hundred percent (100%) of the Issuer's outstanding capital stock, and there are no outstanding warrants, options or other rights of any kind for the acquisition in any manner of any further or other shares of Issuer's capital stock of any kind.

                  3.4 PRIORITY AND ENFORCEABILITY. The Subject Security Interest constitutes the first and only lien on the Pledged Shares and is enforceable against the world according to the provisions of this Agreement, subject to the effect of any applicable bankruptcy, insolvency, reorganization or other similar law or equitable principle affecting creditors' rights generally.

                  3.5 DELIVERY. Concurrently herewith Debtors have delivered to the Agent all certificates evidencing the Pledged Shares together with appropriate stock transfer powers duly executed in blank with signatures guaranteed, all in form and substance satisfactory to the Agent.

                  3.6 INFORMATION. Debtors have made independent arrangements with Borrowing Group to receive financial statements, audit reports and other financial and other information regarding Borrowing Group directly from Borrowing Group.

                  3.7 CREDIT DOCUMENTS. Debtors have received directly from Borrowing Group a true and complete copy of the Credit Agreement and each Loan Document and Debtors have assented to the respective provisions thereof.

         4. TRANSFER. The Agent may, in the event that any Default shall occur and be continuing, transfer the Collateral at any time (or from time to time any part thereof) into the name of the Agent or its nominee.

         5. VOTING AND DISTRIBUTIONS. So long as no Default shall exist and no notice to the contrary shall have been given by the Agent to Debtors as provided below, Debtors
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shall have the right to vote the Collateral and to receive all income in respect thereof to the extent such income is paid out of the Issuer's current earnings and profits.

                  5.1 NOTICE DURING DEFAULT. On and after the effective date specified in a notice given during the existence of a Default and given not less than seven (7) calendar days prior to that effective date, the Agent shall have the exclusive right:

                           (a) to vote the Collateral and to receive the income
                  and other distributions thereto or

                           (b) to vote the Collateral in any election of
                  directors or any other matter submitted to the Issuer's shareholders, in each case in such manner as the Agent in its discretion may deem advisable, provided that the Agent shall in no event ever have any duty to vote the Collateral, or

                           (c) both.

                  5.2 DISTRIBUTIONS IN TRUST. If at any time Debtors shall receive any distribution of income or other distribution (other than distributions of income permitted to be received under the first sentence of this section 5) in respect of the Collateral, Debtors shall receive the same in trust and shall promptly deliver the same to the Agent in the very form in which received but with all assignments or endorsements thereof helpful to the Agent's collection thereof.

                  5.3 INAPPLICABILITY TO PURCHASERS. The provisions of this
         section 5 shall not apply to any purchaser of Collateral purchased pursuant to any sale conducted in accordance with section 7.

         6. AGENT'S DUTIES LIMITED. Debtors agree that the Agent shall at no time have any duty to preserve any rights against the Issuer or against any prior party, to preserve any right pertaining to the Collateral, to vote the Collateral or to protect the Collateral or any income therefrom beyond the safe physical custody of the Collateral.

         7. REMEDIES. The Agent shall have the rights and remedies of a secured party under Ohio law including, without limitation, the rights referred to in subsections 7.1 through 7.4 (both inclusive).

                  7.1 DISPOSITION. The Agent shall have the right at all times during the existence of any Default to sell, assign, transfer and deliver the Collateral at any time from time to time any part thereof, in each case upon such terms and

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         conditions as the Agent in its discretion may deem advisable. The Agent shall give Debtors not less than seven (7) calendar days' prior written notice of either the date after which any intended private sale may be made or the time and place of any intended public sale, except that the Agent need give no such notice in the case of any sale of Collateral which the Agent in good faith determines to be declining speedily in value or to be of a type customarily sold on a recognized market. Debtors waive advertisement of sale and, except only to the extent required by the next preceding sentence, waives notice of any kind in respect of any such sale.

                  7.2 APPLICATION OF PROCEEDS. The Agent shall have the right to apply the net proceeds (after deduction of the Agent's reasonable costs and expenses of sale and delivery) of the Collateral to the Subject Debt as follows, in each case with such allocation as to item and maturity as the Agent in its sole discretion may from time to time deem advisable:

                  first, to any Subject Debt then owing to the Agent;

                  second, ratably (as defined in the Credit Agreement) to the principal of and interest on each Bank's Subject Loans;

                  third, to be held as security to the extent, if any, of the aggregate undrawn balance of the Subject LC's;

                  fourth, to any other Subject Debt (in the proportion of the respective amounts thereof) then owing to the Banks or any thereof;

                  fifth, as required by applicable law governing the rights of any lien junior in priority to the Subject Security Interest; and

                  sixth, after satisfaction of the requirements of the above five clauses, then and only then as instructed by Debtors, who shall be liable for any deficiency.

                  7.3 PURCHASE BY AGENT. The Agent may purchase the Collateral free from any right of redemption:

                           (a) at any public sale or

                           (b) at any private sale if the Collateral is of a
                  type which the Agent in good faith determines to be either of a type customarily sold in a


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                  recognized market or of a type which is the subject of widely distributed standard price quotations,

         all such rights of redemption, in either case, being hereby waived and released.

                  7.4 EFFECT OF SECURITIES LAWS. Debtors acknowledge that because of applicable securities laws, the Agent may not be able to effect a public sale and that a private sale may be possible only for a less favorable price and only for other less favorable terms that might be possible in the event of a public sale. Debtors agree that any public or private sale made by the Agent shall be deemed to have been made in a commercially reasonable manner, provided only that the Agent shall have acted in good faith and complied with the provisions of this Agreement.

         8. NO SUBROGATION. Debtors hereby waive all rights (including, without limitation, contribution, exoneration, indemnification, reimbursement and subrogation), whether arising at law or equity, by contract, operation of law or otherwise, that Debtors, and each of them, now have or may hereafter acquire against Borrowing Group and the other Obligors, if any, or any of them to the extent that such rights arise solely out of or in connection with this Agreement.

         9. ENFORCEMENT COSTS. Debtors, and each of them, shall reimburse the Agent, on the Agent's demand from time to time, for any and all expenses (including, without limitation, the fees and disbursements of legal counsel) incurred by the Agent in protecting and enforcing its rights under this Agreement. Debtors, and each of them, will pay to the Agent, on the Agent's demand from time to time, interest on each such expense at a rate per annum equal to four percent (4%) per annum plus the Prime Rate.

         10. DEFINITIONS. In this Agreement, except where the context clearly requires otherwise,

         "Account Officer" means any officer of National City Bank who has authority to approve the extension of credit by National City Bank to or for the account of Borrowing Group and who is assigned to National City Bank's Metro/Ohio Division, Debtor hereby assuming the burden of ascertaining the identity of such officer or officers;

         "Agent" is defined in the first paragraph of this Agreement;

         "Agreement" means this Pledge Agreement and each amendment, if any, thereto;

         "Bank" is defined in paragraph A of the introduction to this Agreement;

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         "Borrowing Group" is defined in paragraph A of the introduction to this
         Agreement;

         "Collateral" means, collectively, the Pledged Shares together with each addition, if any, or substitution, if any, thereto or therefor in whole or in part;

         "Credit Agreement" is defined in paragraph A of the introduction to this Agreement;

         "Debt" means, collectively, all liabilities of the party or parties in question to the Banks and the Agent or any thereof, whether owing by one such party alone or with one or more others in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment or other contract or by quasi-contract or tort, statute or other operation of law or otherwise, whether incurred directly to the Banks and the Agent or any thereof or acquired by the Banks and the Agent or any thereof by purchase, pledge or otherwise, and whether participated to or from the Bank, and the Agent or any thereof in whole or in part;

         "Debtor" is defined in the first paragraph of this Agreement;

         "Default" means (a) the failure or omission of any Person other than Bank to perform or observe any agreement (including, without limitation, any agreement with respect to the payment of the Subject Debt or any part thereof) contained in the Credit Agreement, as the same may be amended from time to time, or any Loan Document (including, without limitation, this Agreement) which is on that Person's part to be performed or observed, but only if any grace period applicable to that failure or omission shall have lapsed, or (b) the occurrence or existence of any event, condition, or thing (other than any event, condition or thing which would constitute a Default pursuant to the next preceding clause (a)) which gives Bank the right to accelerate or which automatically accelerates the maturity of any Guaranteed Debt;

         "Issuer" is defined in paragraph C of the introduction to this Agreement;

         "Loan Document" means any credit agreement (including, without limitation, the Credit Agreement as the same may be amended from time to time), indenture, note, mortgage, security agreement, notice, financial statement, legal opinion, certificate or other writing of any kind pursuant to which the Secured Debt or any part thereof is issued or which evidences or secures the Secured Debt or any


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         part thereof or which is delivered to the Banks and the Agent or any thereof pursuant to another such writing or which is otherwise delivered by any Obligor (or any officer, auditor, counsel or agent of any Obligor) in respect of the Subject Debt or any part thereof;

         "Obligor" means any person or entity who or any of whose property shall at the time in question be obligated in respect of the Subject Debt or any part thereof and (in addition to Debtors) includes, without limitation, co-makers, endorsers, guarantors of payment, subordinating creditors, pledgors and mortgagors, if any;

         "Pledged Shares" is defined in section 2;

         "Primary Debt of Debtors" means, collectively, all Debt incurred by Debtors;

         "Prime Rate" means the fluctuating rate of interest which is publicly announced from time to time by National City Bank at Cleveland, Ohio as being its "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately and without notice changing the fluctuating interest rate thereafter applicable hereunder, it being agreed that the Prime Rate is not necessarily the lowest rate of interest then available from National City Bank on fluctuating-rate loans;

         "Secured Debt" means, collectively, (a) all Debt incurred by Borrowing Group prior to the Termination of Future Exposure and (b) all Debt incurred by Borrowing Group (even if any Default then exists) pursuant to a commitment provided that the commitment shall have been made prior to the Termination of Future Exposure and (c) each renewal, extension or refinancing, if any, of any or all of the Debt referred to in (a) or
         (b) in whole or in part even if the renewal, extension or refinancing is effected after the Termination of Future Exposure;

         "Subject Debt" means, collectively, all of the Primary Debt of Debtor and all of the Secured Debt of Borrowing Group;

         "Subject LC" is defined in paragraph B of the introduction to this Agreement;

         "Subject Loan" is defined in paragraph B of the introduction to this Agreement;

         "Subject Security Interest" is defined in section 2;

         "Termination of Future Exposure" means the GIVING OF WRITTEN NOTICE to


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         the Agent either that (a) Debtor desires to terminate the Subject
         Security Interest as to any Debt (other than Subject Debt) incurred after the giving of any such notice, or (b) that Debtor has been dissolved, or (c) a case in bankruptcy has been commenced by or against Debtor as a debtor -- any such notice to be deemed to have been duly given only when delivered to an Account Officer of the Agent;

         the foregoing definitions shall be applicable to the respective singulars and plurals, as the case may be, of the foregoing defined terms.

         11. CONTINUING EFFECT. Except as provided in section 12, Debtors' liabilities and other obligations under this Agreement and the Subject Security Interest shall remain in effect in accordance with the provisions of this Agreement until (a) the Termination of Future Exposure or (b) the payment in full of all of the Subject Debt -- whichever, (a) or (b), shall be the later to occur -- and shall not be affected by the lapse of time, by the fact that there may be a time or times when no Subject Debt is outstanding, or by any act, omission or course of dealing whatever on the part of the Banks and the Agent or any thereof. Without limiting the generality of the foregoing, Debtors' liabilities and other obligations under this Agreement and the Subject Security Interest shall not be diminished or impaired by:

                  (a) The granting by the Banks and the Agent or any thereof of any credit to Borrowing Group the payment of which for any reason is not secured by the Collateral or any failure or refusal of the Banks and the Agent or any thereof to grant any other credit to Borrowing Group even if the Banks and the Agent or any thereof thereby breaches any duty or commitment to Borrowing Group or anyone else and even if any Default then exists,

                  (b) any extension, renewal or refinancing of the Subject Debt in whole or in part,

                  (c) any amendment or other modification of any kind in, to or of any contract, instrument or other writing of any kind, or any waiver of any Default or any consent or other indulgence granted by any Obligor,

                  (d) any acceptance of security for or any Obligor (other than Borrowing Group and Debtors) on the Subject Debt,

                  (e) any release of any security or Obligor, even if the Banks and the Agent or any thereof receive no consideration for the release,


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                  (f) any failure by the Banks and the Agent or any thereof to make any presentment or demand for payment, to assert or perfect any claim or demand or to enforce any right or remedy, or any delay or neglect by the Banks and the Agent or any thereof in respect of the foregoing,

                  (g) any failure to give Debtors notice of (1) the granting of any credit extension to Borrowing Group or the terms, conditions and other provisions applicable thereto, (2) any dishonor by Borrowing Group or any other Obligor, or (3) any other event, condition or thing,

                  (h) (1) any lack of validity or enforceability of any Subject LC, (2) the existence of any claim, offset, defense or other rights that Borrowing Group may have against the beneficiary of any Subject LC or any successor in interest, (3) the existence of any fraud or misrepresentation in the presentment of any draft or other item drawn and paid under any Subject LC, or (4) any payment of any draft or other item by Agent which does not strictly comply with the terms of any Subject LC, or

                  (i) any illegality, invalidity or unenforceability of the Subject Debt or of any Loan Document.

         12. Interpretation. The Agent may from time to time in its discretion grant waivers and consents in respect of the Loan Documents and this Agreement or any thereof or assent to amendments thereof, but no such waiver, consent or amendment shall be binding upon the Agent unless specifically granted by the Agent in writing, which writing shall be strictly construed. Without limiting the generality of the foregoing, no course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by the Agent shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power or privilege may be exercised either independently or concurrently with others and as often and in such order as the Agent may deem expedient. Each right, power or privilege specified or referred to in the Loan Documents and this Agreement or any thereof is in addition to and not in limitation of any other rights, powers and privileges that the Banks and the Agent or any thereof may otherwise have or acquire by operation of law, by other contract or otherwise. The provisions of this Agreement and the Loan Documents shall bind Debtors and their respective successors and assigns and benefit the Agent and its successors and assigns, including each subsequent holder, if any, of the Subject Debt or any thereof. All representations and warranties made in or pursuant to this Agreement or any thereof shall survive the execution and delivery of this Agreement and each Loan Document. The provisions of sections 8, 9, 10, 11, 12 and 13


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shall survive the payment in full of the Subject Debt and the termination of the Subject Security Interest. The several captions to different sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions thereof. If any provision in the Loan Documents and this Agreement or any thereof shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision. All interest for any given period shall accrue on the first day thereof but not on the last day thereof and in each case shall be computed on the basis of a 360-day year and the actual number of days elapsed. In no event shall interest accrue at the higher rate than the maximum rate, if any, permitted by law. This Agreement shall be governed by internal Ohio law. Except for Debtors, the Agent and the Banks, there are no intended or third-party beneficiaries of this Agreement.

         13. NOTICE. Written notice, whether or not received, shall be deemed to have been given to Debtors whenever the Agent shall mail such notice by certified or registered mail to Debtors at the address set forth opposite Debtors' signatures below; however, no other method of giving actual notice to Debtors is hereby precluded. Debtors hereby irrevocably appoint Chart Industries, Inc. as Debtors' agent for the purpose of receiving any notice given by the Agent to Borrowing Group or any request made by the Agent upon Borrowing Group and Debtors agree to give Borrowing Group timely and appropriate copy of any notice or request that is received by Debtors, given to Debtors or made upon Debtors pursuant to or otherwise in connection with this Agreement or any Loan Document. The Agent shall be entitled to assume that any knowledge held by Debtors or Borrowing Group is held by the other. The Agent shall be deemed to have knowledge or to have received notice of anything only if an Account Officer shall have received written notice thereof at the Agent's address set forth above.

         14. JURISDICTION. Debtors agree that all disputes arising out of or incidental to or otherwise related to the Credit Agreement, as the same may be amended from time to time, and each "Loan Document" as defined therein (including, without limitation, this Agreement) or any transaction thereunder, whether arising in contract, tort or otherwise, shall be resolved only by federal and state courts located in Cuyahoga County, Ohio, and the respective appellate courts having jurisdiction over those courts; PROVIDED, that the Agent shall have the right to proceed against Debtors and their respective properties in any court in enforcing any order or realizing on any security, in which case that Debtors shall have no right to assert any counterclaim if the proceeding is in any court located outside Cuyahoga County, Ohio.



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ALTEC, Inc.

By: /s/ Don A. Baines
    ---------------------------------

Name: Don A. Baines
      -------------------------------

Title: Assistant Secretary
       ------------------------------


Chart Management, Inc.

By:  /s/ Don A. Baines
   ----------------------------------

Name: Don A. Baines
      -------------------------------

Title: Treasurer and CFO
       -------------------------------

         The undersigned, Chart Industries, Inc., a Delaware corporation, hereby acknowledges receipt of an executed counterpart of the above Pledge Agreement and irrevocably accepts its appointment as Debtors' agent pursuant to section
13. Signed at Cleveland, Ohio, this July 29, 1997.


Chart Industries, Inc., a Delaware corporation

By:  /s/ Don A. Baines
   ----------------------------------

Name: Don A. Baines
      -------------------------------

Title: Treasurer and CFO
       -------------------------------


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